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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT

            Name of Subsidiary                         State of Incorporation
            ------------------                         ----------------------

            1)  Glas-Craft, Inc.                              Indiana
            2)  Raven Lining Systems, Inc.                    Missouri
            3)  Cohesant Export, Inc.                         Barbados
            4)  Cohesant of Missouri, Inc.                    Missouri
                (F/K/A American Chemical Company)